                                                                   EXHIBIT 10.11

                                LEASE AGREEMENT



                                    between

                             ALBANY VENTURES, INC.
                                      and

                              COMMUNITY NETWORKS


       ------------------------------------------------------------------------
       For 100 State Street, Albany New York 12207, Leased Premises: Suite 140
                                                                           ----

                               TABLE OF CONTENTS

NO.  PARAGRAPH TITLE.................................................... PAGE
---  ---------------                                                     ----
1    TERM...............................................................    3
2    RENTAL SCHEDULE....................................................    3
3    USE OF PREMISES....................................................    4
4    UTILITY CHARGES AND OPERATING SERVICES.............................    4
5    ELECTRICAL SYSTEM AND SERVICE......................................    4
6    HEATING, VENTILATING & AIR CONDITIONING SYSTEM & SERVICE...........    5
7    INSURANCE; INDEMNITY...............................................    6
8    PREPARATION OF THE LEASED PREMISES.................................    7
9    OTHER LEASEHOLD IMPROVEMENTS BY LESSEE.............................    8
10   OCCUPANCY/COMMENCEMENT DATE........................................    9
11   MAINTENANCE AND REPAIRS............................................   10
12   CLEANING/JANITORIAL SERVICES.......................................   11
13   DAMAGE TO OR DESTRUCTION OF LEASED PREMISES........................   11
14   ACTION OF PUBLIC AUTHORITIES.......................................   11
15   DEFAULT............................................................   12
16   ACCELERATION OF RENT UPON DEFAULT..................................   12
17   SUBORDINATION......................................................   13
18   SUBLETTING AND ASSIGNMENT..........................................   13
19   RECORDATION........................................................   14
20   SURRENDER AND WAIVERS..............................................   14
21   NOTICE.............................................................   15
22   BROKERAGE..........................................................   15
23   ENTIRE AGREEMENT...................................................   15
24   CHANGES, MODIFICATIONS OR AMENDMENTS...............................   15
25   SEVERABILITY.......................................................   16
26   COVENANTS TO BIND RESPECTIVE PARTIES...............................   16
27   BUILDING NAME......................................................   16
28   CERTIFICATE........................................................   16
29   LESSEE'S REPRESENTATIONS...........................................   16
30   LESSEE'S REMEDIES..................................................   16
31   SECURITY...........................................................   16
32   GOVERNING LAW......................................................   17
33   RELOCATION CLAUSE..................................................   17
33A  EXPANSION OF LEASED PREMISES.......................................   17
34   SIGNATURE PAGE.....................................................   18
35   ACKNOWLEDGMENTS....................................................   19
     EXHIBIT A - RENTAL SCHEDULE........................................   20
     EXHIBIT C - WORK LETTER............................................   21
     EXHIBIT D - RULES AND REGULATIONS..................................   22
     EXHIBIT E - GUARANTY OF LEASE......................................   24

                                LEASE AGREEMENT
                                ---------------

     THIS LEASE AGREEMENT, (the "Lease") made as of the day of September, 1998, between Albany Ventures, Inc., a New York corporation, having its principal office at 100 State Street, Albany, New York 12207 (Lessor) and Community
                                                                ---------
Networks, a                   corporation [authorized to do business in New York
--------------------------------------------------------------------------------
State], having its principal office at 100 State Street, Suite ________________
------
Albany, New York (Lessee).

                                  WITNESSETH
                                  ----------

     WHEREAS, Lessor is the owner of that certain tract of land with building and improvements thereon erected commonly known as 100 State Street Albany, New York (hereinafter referred to as the "Building"); and

     WHEREAS, Lessee desires to rent a portion of the Building for the conduct of its business;

     NOW THEREFORE, in consideration of the payment by Lessee of the Fixed Rent and Additional Rent (as hereinafter defined) reserved and the mutual performance of the covenants and conditions hereinafter set forth, Lessor does hereby let and demise unto Lessee and Lessee does hereby take and hire from Lessor, a certain portion of the Building (hereinafter referred to as the "Leased Premises"), located on the 1ST floor of the Building, comprising approximately
                           ---
1,976 rentable square feet of space, as more particularly described on Exhibit A annexed hereto and made a part hereof.


1.   TERM:  This Lease is for a term of twenty five months (25) commencing
     ----
October 1, 1998, assuming the Leased Premises are ready for occupancy (as defined in paragraph 10 hereof) or the day Lessee or anyone claiming under or through Lessee first occupies the Leased Premises or any part thereof for business, whichever occurs earlier (the earlier of such date being hereinafter referred to as the "Commencement Date"), and expiring on October 31, 2000, or shall end on such earlier date upon which the term of this Lease shall expire or be canceled or terminated pursuant to the provisions of this Lease or pursuant to law.

2.   RENTAL SCHEDULE:
     ----------------

     (A) The fixed rental (the "Fixed Rent") for the Leased Premises is $31,616.00 per annum, for the term of this Lease payable in monthly increments
----------
of $2,634.66; all based on there being 1976 rentable square feet in the Leased
   ---------                           ----
Premises and subject to correction if there are fewer or greater. Lessee shall be given one (1) month free rent.

     (B) The rentable area set forth above has been determined from the plans of the Leased Premises. Should there be any variance between said plans and the actual rentable area occupied by Lessee, then promptly upon notice by Lessor to Lessee of such variance, the parties shall enter into a recordable agreement to reflect such change and the Fixed Rent shall be adjusted in accordance therewith.

     (C) The Fixed Rent payments shall be paid in advance, without notice, on or before the first day of each calendar month following the Commencement Date and each month thereafter during the term of this Lease or any renewal thereof, except that Lessee shall pay, upon the execution and delivery of this

Lease by Lessee, the sum of $2,634.66 to be applied against the last installment of Fixed Rent becoming due under this Lease. Lessee covenants that the Fixed Rent shall be paid promptly to Lessor, at the offices of Galesi Management Corporation, 100 State Street, Albany, NY 12207, or to such other person and/or at such other place as Lessor may designate, in lawful money of the United States, without notice, demand, or abatement (except an abatement expressly provided for in this Lease) and without any setoff or deduction whatsoever. Lessee further covenants that any Additional Rent (as hereinafter defined) shall be paid to Lessor in the same manner and subject to the same conditions, covenants and requirements as provided for the payment of the Fixed Rent, on or before the first day of the first calendar month following demand therefor (unless otherwise specifically provided in this Lease).

     (D) In addition to Fixed Rent, Lessee shall pay Additional Rent which shall mean all sums of money payable by Lessee under this Lease other than Fixed Rent.

     (E) The Lessee shall pay a "Late Charge" of two (2%) per month from the due date of any installment of rental (Fixed Rent or Additional Rent) if said rental payment is made after the tenth of the month. Nothing herein contained shall be deemed to limit any right or remedy which the Lessor may have under this Lease, at law or in equity.

3.   USE OF PREMISES:  Lessee will use and occupy the Leased Premises as
     ---------------
executive and general office activities for its lawful business purposes. Lessee will comply with any and all laws, ordinances, rules, orders and regulations of any governmental authority which are applicable to the conduct of Lessee's business on the Leased Premises. The parties agree not to hinder the operational activities of either party within such common areas as the Building entrance and lobby, elevators, fire access lanes, driveways, turn-around areas, parking, loading, unloading and shall mutually observe the restricted areas of either party or other tenants of the Building.

4.   UTILITY CHARGES AND OPERATING SERVICE:  (A)  Lessor shall cause hot and
     -------------------------------------
cold water for ordinary lavatory, cleaning, drinking and toilet facility purposes to be furnished at no expense to Lessee. Such facilities are provided for common sharing and not for individual offices. (B) During the term of this Lease or any renewal or extension thereof, Lessee shall pay for the following utilities required for its operations: All telephone equipment, installation and usage which shall be billed directly to the account of the Lessee by the utility.

5.   ELECTRICAL SYSTEM & SERVICE:
     ---------------------------

     (A) The Lessor shall provide to the Lessee the installed or connected electrical system and related equipment for the Leased Premises. Any relocation, addition or alteration of the system beyond the building standard shall be at the Lessee's expense.

     (B) The Lessee agrees that the Lessor may periodically survey the Leased Premises to verify that electrical energy demand and consumption do not exceed the building standard. Usage in excess of the standard will result in necessary corrections or alterations. The Lessor and Lessee agree that such corrective action shall be at the expense of the Lessee and shall be billed and payable to the Lessor with the next month's rent.

     (C) Lessor shall not be liable to Lessee at any time for any loss, damage, or expense resulting from any change in the quantity or character of the electrical service furnished to the Building by the electric utility; by the cessation or interruption of the supply of current; nor shall any such loss, damage or expense, or non-suitability, non-availability, cessation or interruption in the supply of electric service or current in any way affect the tenancy or in any way relieve Lessee of any obligation arising under the terms of this Lease.

     (D) In order that the personal safety and property of the occupants and owner of the Building may not be imperiled by the over-taxing of the capacity of the existing electrical distribution system, Lessee agrees not to make any alterations or additions to the electrical equipment, appliances, fixtures or other machinery utilizing electric power (other than lamps, typewriters, and other small office machines) without obtaining the prior written consent of Lessor in each instance. Lessee covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders or any wiring installation in the Leased Premises.

     (E) Replacement lamps/starters for all lighting fixtures shall be Lessor's responsibility.


6.   HEATING, VENTILATING AND AIR CONDITIONING SYSTEM & SERVICE:
     -----------------------------------------------------------

     (A) Lessor shall provide heating, air conditioning, and year round ventilating system into the interior areas, capable of maintaining temperature conditions of 68 degrees F. dry bulb when the outside temperature is 0 degrees F., and 75 degrees F. dry bulb when the outside temperature is 95 degrees F., assuming a population of not more than ten (10) people, and no reconfiguration of the existing office space. Any change in location of diffusers or peripheral system units, control valves, thermostats shall be for the account of the Lessee.

     (B) Lessor shall provide the above levels of HVAC throughout the year, in accordance with the regular business hours of the Building designated as 7:00 a.m. to 6:00 p.m. Monday - Friday, excluding holidays ("Building Hours").

     (C) Lessee agrees to keep and cause to be kept closed all windows in the Leased Premises and to close the drapes or blinds when necessary to help maintain comfortable temperatures and to conserve energy, and Lessee agrees at all times to cooperate fully with the Lessor's energy conservation measures and to abide by all regulations and requirements which Lessor may prescribe for the proper functioning and protection of the HVAC system.

     (D) Lessee agrees that in the event its occupancy level or electrical load or both shall exceed the design capacity, the cost to Lessor of providing the necessary additional HVAC capacity, including but not limited to any necessary equipment, duct work or the like together with the cost of operation thereof, shall be for the account of Lessee and shall be payable by Lessee to Lessor, based upon the capacity of such additional equipment or the cost of otherwise providing such additional capacity as Additional Rent. Lessor shall finish Lessee in writing with an estimate of the cost of any such additional HVAC equipment together with the additional monthly amount for operating any additional capacity, and shall receive Lessee's written approval thereof prior to providing such additional HVAC capacity.

     (E) Lessor, through the term of this Lease, shall have free and unrestricted access to any and all HVAC equipment in the Leased Premises upon reasonable notice. Lessor reserves the fight to interrupt, curtail, stop or suspend such HVAC equipment when necessary by reason of accident, or repairs, alteration or improvements that are in the judgment of Lessor to be desirable or necessary to be made. No diminution or abatement of rent or other compensation shall or will be claimed by Lessee, nor shall the Lease or any of the obligations of Lessee be affected or reduced by reason of interruption or curtailment of such HVAC, when such interruption or curtailment or stoppage or suspension shall be due to failure of electric power or accident, or to repairs, alterations or improvements that are in the reasonable judgment of Lessor desirable or necessary to be made, or to difficulty or inability in securing supplies or labor, or to strikes, or to any other cause beyond the reasonable control of Lessor, whether such other cause be similar or dissimilar to those hereinbefore specifically mentioned.

     Lessor shall not be required to furnish, and Lessee shall not be entitled to receive, any HVAC service during any period wherein Lessee shall be in default beyond the applicable notice period in the payment of Fixed Rent or Additional Rent as specified in the Lease.

7.   INSURANCE; INDEMNITY:
     --------------------

     (A) Lessor shall procure and maintain all insurance which it deems necessary for its protection against loss or damage to the Leased Premises or any other property of Lessor situated thereon.

     (B) Nothing contained in this Lease shall be construed to require either party to repair, replace, reconstruct, or pay for any property of the other party which may be damaged or destroyed by fire, flood, windstorm, earthquake, strikes, riots, civil commotions, acts of public enemy, act of God, or other casualty, and each party hereby waives all claims against the other for all loss or damage arising out of perils normally insured against by standard fire and extended coverage insurance.

     (C) (1) Except as hereinafter provided, neither party nor any agent or employee of either party shall be liable for:

               (a) Loss of or damage to any property of the other party, or of any entity within the other party's control, or injury to any entity (if a person) within the other party's control, from any cause whatsoever, unless caused by or due to such party's gross negligence;

               (b) Any damage referred to in (a) above caused by other occupants or persons in the Building or by construction of any private, public, or quasi-public work;

               (c) Any latent defect in the Leased Premises or the Building and Lessee shall not be entitled to any compensation therefor or for abatement of Fixed Rent or Additional Rent or to any release of any of Lessee's obligations under this Lease so long as such defect remains latent; nor shall the same constitute an eviction.

     Lessee shall indemnify, defend and hold the Lessor harmless against and from all liability referred to in (a) above arising out of any action brought by any entity within the Lessee's control, which, for purposes of this paragraph, shall include the Lessee's agents, employees, contractors and invitees.

          (2) Lessee shall reimburse and compensate Lessor as Additional Rent within five (5) days after rendition of a statement for all expenditures (including attorney's fees) made by, or damages or fines sustained or incurred due to non-performance of or non-compliance with or breach by or failure to observe any term, covenant or condition of this Lease on Lessee's part to be kept, observed, performed or complied with.

     (D) Lessee shall save Lessor harmless and indemnify it from and against all injury, loss, claims or damage (including attorney's fees) to any person or property while at the Building arising out of use or occupancy of the Leased Premises by the Lessee or its employees, suppliers, contractors or agents and from and against all injury, loss, claim, or damage to any person or property anywhere occasioned by any act, neglect or default of the Lessee or its employees, suppliers, contractors or agents. Lessee covenants and agrees that during the term of this Lease it will provide and keep in force general public liability insurance protecting and indemnifying persons and property in or about the Leased Premises and in the Building throughout and the connecting corridors thereof to the limit of not less than one million ($1,000,000.00) dollars in respect of any one occurrence and three million ($3,000,000.00) dollars for bodily injury or death to any number of persons in any one occurrence and to the limit of not less than one hundred thousand ($100,000.00) dollars for property damage. Lessee shall provide, or cause to be provided, Worker's Compensation Insurance covering all persons employed in connection with the performance of work upon, in or about the Leased Premises and throughout the Building and the connecting corridors thereof (exclusive of work, if any, being done by Lessor as provided by this Lease). All such insurance shall be effected in standard form under valid, enforceable policies issued by insurers of recognized responsibility and licensed to do business in the State of New York and shall, except in the case of Worker's Compensation Insurance, name Lessor and Lessee as the insureds as their respective interest may appear. A Certificate of such insurance shall be delivered to Lessor prior to the Commencement Date and thereafter from time to time (but no less than annually) during the term of this Lease and at least ten (10) days prior to the expiration date of the previous policy together with certificates evidencing the renewal of such policy, with satisfactory evidence of payment of the premium on such policy. To the extent obtainable, all such policies shall contain agreements by the insurers that (i) such policies shall not be canceled except upon ten (10) days prior written notice to each named insured and (ii) the coverage afforded thereby shall not be affected by the performance of any work upon, in or about the Leased Premises.

     (E) If by reason of any improper act of Lessee there shall be an increase in the insurance premiums applicable to the Building, or the Lessor shall incur any other expense by reason thereof, Lessee shall pay such increase or expense to Lessor on the first day of the month immediately following the submission of a bill or statement by Lessor to the Lessee for the same.

8.   PREPARATION OF THE LEASED PREMISES:
     ----------------------------------

     (A) The Lessor shall provide and install in the Leased Premises, those items, if any, as shall be specified in Exhibit C ("Work Letter") attached hereto and made a part hereof.

     (B) The Lessee may require and specify additional leasehold improvements for the Leased Premises in addition to or in excess of the "building standard." Any such improvement so designated shall be done by and for the specific account of the Lessee unless otherwise provided for in the "Work Letter." The authorization by the Lessee to do the work shall be specified by the attached "Work Letter" or by additional supplement to the Work Letter to describe the complete scope of improvements.

     (C) The Lessor's agreement to do the work in the Leased Premises as set forth in the "Work Letter" shall not require it to incur overtime costs and expenses and shall be subject to unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials and supplies and for any other causes or events beyond Lessor's reasonable control. Lessor has made, and makes, no representation as to the date when the Leased Premises will be ready for Lessee's occupancy. In the event that Lessor is unable to substantially complete the work specified in Exhibit C so as to allow Lessee to have commercially reasonable use of the Leased Premises on or before October 1, 1998, Lessor shall at no cost to Lessee, make available space in Suite 130 in its "as is" condition until the Leased Premises are substantially completed.

9.   OTHER LEASEHOLD IMPROVEMENTS BY LESSEE:
     ---------------------------------------

     (A) Lessee shall have the right, with the prior written consent of Lessor (except that decorative improvements including painting, wall coverings, carpeting and non-structural work shall require only prior notice to Lessor), and at Lessee's sole expense, to make alterations or improvements in or to the Leased Premises as it shall consider necessary or desirable for the conduct of its business, provided that all such work shall be done in good and workmanlike manner, that the structural integrity of the Building shall not be impaired, and no liens shall attach to the Leased Premises or Building by reason thereof, and provided also that all requirements of governmental authorities shall be complied with.

     (B) With respect to other improvements by the Lessor's requiring Lessees written consent, Lessee shall prepare at its expense the outline drawings and specifications indicating the alterations, modifications or any other improvements to be made to the Leased Premises by the Lessee. All such plans shall conform to the conditions outlined herein and as may be reasonably established by Lessor.

     (C) The Lessee shall submit the plans and specifications to the Lessor for review and approval prior to the start of any work. The Lessor shall make commercially reasonable good faith efforts to provide Lessor's approval, conditioned acceptance or denial of the improvements within ten (10) days after receipt.

     (D) With respect to improvements by the Lessee requiring Lessor's written consent, the Lessee, at the expense of the Lessee, shall file the appropriate plan with the appropriate municipal building department and obtain approval and all requisite, building, occupancy or other permits. No work shall commence until the above approvals have been received.

     (E) With respect to improvements by the Lessee requiring Lessor's written consent, Lessee shall furnish a copy to Lessor of any construction contracts with contractors who will perform the Lessee's improvements to the Leased Premises. The Lessor shall have the right to inspect the improvements during the construction thereof to insure:

          (1) That the work will be done in accordance with the approved plans and specifications and the consents, authorizations and licenses obtained;

          (2) That the contractor or other persons performing the work and furnishing materials will look solely to Lessee for payment and will hold Lessor and the Leased Premises and the Building containing free from all liens and claims of all persons furnishing labor or materials therefor, or both;

          (3) That qualified and skilled tradesmen only shall be used in the performance of Lessee's improvements;

          (4) Any mechanic's lien filed against the Leased Premises or the Building for work claimed to have been done or materials finished to Lessee shall be discharged by Lessee, at its expense, within fifteen (15) days after notice from Lessor to such effect. For the purposes hereof, the bonding of such lien by a reputable casualty or insurance company shall be deemed the equivalent of a discharge of such mechanic's lien. In the event Lessee fails to so discharge such mechanics lien, Lessor may cause same to be bonded or discharged and charge the expense thereof (including attorney's fees) to Lessee as Additional Rent.

          (5) Contractors doing Lessee's work shall employ only such labor as will not result in jurisdictional disputes or strikes or otherwise cause labor discord with respect to the Building.

     (F) Lessee or its employees, suppliers, contractors or agents agree to indemnify and save Lessor harmless against any and all bills for labor performed and equipment, fixtures and materials installed in the Building and from and against all losses, damages, costs, expenses, suits and claims whatsoever in connection with the access to the Building and to the Lessee's leasehold improvements in the Leased Premises. The cost of Lessee's leasehold improvements shall be paid for in cash or its equivalent, so that the Leased Premises and the Building containing the same shall at all times be free of liens for labor and materials supplied or claimed to have been supplied.

     (G) Upon the termination of this Lease, the improvements and any other alterations, additions or improvements (other than trade fixtures) shall, at the option of the Lessor (1) become the property of Lessor, or (2) be removed by the Lessee, provided that any part of the Leased Premises affected by such removal shall be restored to its original condition, reasonable wear and tear excepted.

10.  OCCUPANCY/COMMENCEMENT DATE:
     ---------------------------

     (A) In the event this Lease pertains to the initial occupancy by any Lessee of the Leased Premises, the Leased Premises shall be deemed ready for occupancy on the earliest date on which both of the following conditions have been met.

          (1) The improvements described herein to be performed by Lessor have been substantially completed, including the erection and painting or covering (as required) of the walls, the installation of the doors and hardware and locks therefor, the installation of lighting, electric outlets and switches such that they are operational, and the issuance of such governmental approvals as may be required for occupancy.

          (2) Adequate means of access have been provided, and the use without material interference of the facilities necessary to Lessee's occupancy of the Leased Premises, including corridors, elevators, stairways, heating, ventilating, air conditioning, sanitary, water and electrical lighting and power facilities, are available to Lessee in accordance with Lessor's obligations under the Lease.

     (B) Lessor shall give written notice to Lessee designating the Commencement Date for the term of this Lease in respect to the Leased Premises, which shall not be fewer than two (2) business days' notice.

11.  MAINTENANCE AND REPAIRS:
     -----------------------

     (A) Lessee shall keep the Leased Premises in good condition, reasonable wear and tear excepted, and shall, in the use and occupancy of the Leased Premises, conform to all laws, orders and regulations of the Federal, State and Municipal governments, or any of their departments, and regulations of the New York Board of Fire Underwriters, applicable to the Premises. Lessee shall not be required to perform any maintenance, repairs or replacements necessitated by the negligence of Lessor, its servants, agents, or employees, or structural defects or deficiencies in the Building, or by fire, or other casualty.

     (B) Except for such maintenance, repairs, and replacements as are required by (A) above to be made by Lessee, Lessor shall perform any and all structural alterations, maintenance, repairs and equipment replacements which may be necessary to maintain the Building in good, safe and tenantable condition.

     (C) Lessee shall permit the Lessor to erect, use and maintain pipes and conduits in and through the Leased Premises, provided the same are installed and concealed behind walls and ceilings of the Leased Premises and do not result in any noticeable loss of Lessee's space. All work necessary in connection with the foregoing shall to the extent possible, be done outside of Lessee's regular business hours. The Lessor or its agents shall have the right to enter the Leased Premises to make such repairs or alterations as the Lessor reasonably deems desirable for the proper operation of the Building and shall have the right to enter the Leased Premises at any time on reasonable advance notice to Lessee to examine them or when necessary for the protection of the Leased Premises or the Building. The Lessor, provided it proceeds with due diligence, shall be allowed to take all material into and upon the Leased Premises that may be required for such repairs or alterations without the same constituting an eviction of Lessee in whole or in part and without any abatement or diminution of Fixed Rent or Additional Rent. In the making of such repairs or alterations, the Lessor, to the extent practicable and consistent with efficiency and economy, shall exercise reasonable diligence so as to minimize the disturbance of or interference with the business of Lessee. Nothing herein contained, however, shall be deemed or construed to impose upon the Lessor any obligation, responsibility or liability whatsoever for the care, supervision or repair of the Premises or any part thereof, other than as herein provided. The Lessor shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Lessee therefor, to change the arrangement or location of entrances or passageways, doors and doorways and corridors, stairs, toilets, or other public parts of the Building, provided that no changes shall be made without Lessee's consent where such changes would adversely affect Lessee's ingress and egress to and from the Leased Premises from the street floor or from the lobby of the Building or from the hallway or lobby of the Building.

          Lessee shall at all times during the term of this Lease, and any extension thereof, permit inspection of the Leased Premises during business hours, by the Lessor and its agents or representatives, or by or on behalf of prospective lessees. Except in the case of emergency, any such inspection will be on at least twenty-four (24) hours' notice. Such inspection will be done in a manner so as not to unreasonably interfere with Lessee in the conduct of its business.

     (D) Damages resulting from any act of the Lessee or its employees, contractors, agents, licensees or invitees shall be repaired by the Lessee, or, if repaired by the Lessor, all costs shall be charged to the account of the Lessee.

     (E) All repairs or replacements by Lessee or Lessor shall be of first quality and done in good and workmanlike manner. If Lessee is charged with making such repairs, restorations and replacements, the contract or chosen by Lessee to do such repairs, restorations or replacements shall be subject to Lessee's approval and further, if Lessee shall fail within fifteen (15) days' written request from Lessor to commence the making of such repairs, restorations and replacements and complete the work with reasonable diligence, they may be made and completed by Lessor but at the expense of Lessee.

12.  CLEANING/JANITORIAL SERVICES:  Lessor shall provide cleaning and janitorial
     ----------------------------
services. Any special Lessee requirements for cleaning shall be specified, priced separately and billed as Additional Rent to the Lessee's account, or they may be billed directly to the Lessee by the contractor performing the work, at Lessor's discretion.

13.  DAMAGE TO OR DESTRUCTION OF LEASED PREMISES:  If during the term of the
     -------------------------------------------
Lease, the Leased Premises are damaged by fire, flood, windstorm, strikes, riots, civil commotions, acts of God, or other casualty so that the same are rendered wholly unfit for occupancy, and if said Leased Premises cannot be repaired within one hundred eighty (180) days from the time of such damage, then this Lease, at the option of the Lessor, may be terminated as of the date of such damage. In the event that the Lessor elects to terminate this Lease, the Lessee shall pay the Fixed Rent and any Additional Rent apportioned to the time of damage and shall immediately as practicable surrender the Leased Premises to the Lessor who may enter upon and repossess the same and from and after the date of surrender, Lessee shall be relieved from any further liability hereunder. If the Lessor elects not to terminate the Lease or if any damage by any of the above casualties, rendering the Leased Premises wholly unfit, can be repaired within one hundred eighty (180) days thereafter, Lessor agrees to repair such damage promptly within such period and this Lease shall not be affected in any manner except that the Fixed Rent and Additional Rent shall be suspended and shall not accrue from the date of such damage until such repairs have been completed. If said Leased Premises shall be so slightly damaged by any of the above casualties as not to be rendered wholly unfit for occupancy, Lessor shall repair the Leased Premises promptly to Lessee's reasonable satisfaction and during the period from the date of such damage until the repairs are completed the Fixed Rent shall be apportioned so that the Lessee shall pay as Fixed Rent an amount which bears the same ratio to the entire monthly Fixed Rent as the portion of the Leased Premises which Lessee is able to occupy without disturbance during such period bears to the entire Leased Premises. If the damage by any of the above casualties is so slight that Lessee is not disturbed in its possession and enjoyment of the Leased Premises, then Lessor shall repair the same promptly and in that case the Fixed Rent and Additional Rent accrued or accruing shall not abate.

     Notwithstanding anything herein contained to the contrary, if the cost of repair or restoration exceeds thirty (30%) percent of the replacement value, less foundation, of the Building, then Lessor shall have the option, exercisable on written notice to Lessee within sixty (60) days of such damage, not to repair and restore the Building.

     Lessee hereby expressly waives the provisions of Section 227 of the Real Property Law or any other law or statute hereafter enacted of similar import and agrees that the foregoing provisions of this paragraph shall govern and control in lieu thereof.

14.  ACTION OF PUBLIC AUTHORITIES:  In the event that any exercise of the power
     ----------------------------
of eminent
domain by any governmental authority, Federal, State, County, or Municipal, or by any other party vested by law with such power shall at any time materially affect Lessee's use and enjoyment of the Leased Premises for the purposes set forth in paragraph 3, Lessor and Lessee shall each have the right thereupon to terminate this Lease. In the event of the termination of this Lease in accordance with the provisions of this paragraph 14, the Fixed Rent shall be apportioned and prorated accordingly. Lessee shall not be entitled to claim or receive any part of any award in any condemnation proceeding or as a result of such condemnation or taking, or to any damages against Lessor whether the same be for the value of the unexpired term of this Lease or otherwise. Nothing herein contained, however, shall be deemed to preclude Lessee's fixtures or improvements or for Lessee's moving expenses provided the award for such claim or claims is not in diminution of the award made to the Lessor (who shall not claim such items as its own).

15.  DEFAULT:  If Lessee shall fail to pay any Fixed Rent or Additional Rent to
     -------
Lessor when the same is due and payable under the terms of this Lease and such default shall continue for a period of ten (10) days after written notice thereof has been given to Lessee by Lessor, or if the Lessee shall materially fail to perform any of the covenants or conditions hereof or any other duty or obligation imposed upon it by this Lease and such default shall continue for a period of thirty (30) days after written notice thereof has been given to Lessee by Lessor, or if the Lessee shall be adjudged bankrupt, either voluntarily or involuntarily, or shall make a general assignment for the benefit of its creditors, or a receiver of any property of any property of Lessee in or upon the Leased Premises be appointed in any action, suit, or proceeding by or against Lessee and such appointment shall not be vacated or annulled within sixty (60) days, or if Lessee enters into any type of reorganization under the United States Bankruptcy Code, as the same may from time to time be amended, or if the interest of Lessee in the Leased Premises shall be sold under execution or other legal process, then and in any such events Lessor, in its sole discretion, may at any time thereafter terminate this Lease and the term thereof upon giving to the Lessee five (5) days notice in writing of its intention to do so and upon the giving of such notice, this Lease and the term thereof shall terminate, and Lessor shall again have, repossess and enjoy the same as if this Lease had not been made, and thereupon this Lease shall terminate without prejudice, however, to the right of Lessor to recover from Lessee all Fixed Rent and Additional Rent due and unpaid up to the time of such re-entry together with all damages and expenses, including attorney's fees, incurred by Lessor due to Lessee's default. In the event of any such default and re-entry, Lessor shall have the right, but not the obligation to relet the Leased Premises for the remainder of the then existing term whether such term be the initial term of this Lease or any renewed or extended term, for the highest rent then obtainable, and to recover from Lessee, as damages, the difference between the rent reserved by this Lease and the amount obtained through such reletting less the costs and expenses reasonably incurred by Lessor in such reletting (including attorney's fees). In the event that the amount obtained through such reletting, less the reasonable costs and expenses thereof, including attorney's fees, shall exceed the Fixed Rent and Additional Rent herein reserved, Lessee shall have no right to such excess. Any such notice shall specifically refer to this paragraph 15 and shall specify the default claimed.

     Lessor's remedies as specified in this Lease are cumulative and are not intended to preclude any other remedies or means of redress to which Lessor may lawfully be entitled at any time, and Lessor may invoke any remedy allowed at law or in equity as if specified remedies were not provided for in this Lease.

16.  ACCELERATION OF RENT UPON DEFAULT:  It is hereby mutually agreed, that
     ---------------------------------
notwithstanding anything to the contrary herein contained, the Leased Premises are demised for rental of $63,232.00 for the entire term of twenty four (24) months, payable at the time of the making of this Lease, and that the provisions herein contained for the payment of said Fixed Rent in installments are for the convenience of Lessee only, and that, upon default in payment of the rent in installments, as herein allowed, then the whole of the Fixed Rent and Additional Rent hereby reserved for the whole of the said term and then remaining unpaid shall at once become due and payable, without notice or demand.

17.  SUBORDINATION:
     -------------

     (A) This Lease is subject and subordinate to any mortgages now or hereafter affecting or covering the Leased Premises and all or any part of the Building, and to any and all renewals, modifications, consolidations, replacements and extensions of such leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, however, Lessee agrees to execute any instrument which may be deemed necessary or desirable by Lessor to effectuate the subordination of this Lease to any such mortgage.

     (B) Lessee shall attorn to and recognize a successor lessor, whether through possession or foreclosure action or sale, as Lessee's landlord under this Lease and shall promptly execute and deliver any instrument that such successor Lessor may reasonably request to evidence such recognition and attornment.

18.  SUBLETTING AND ASSIGNMENT:
     -------------------------

     (A) Lessee shall not have the right to sublet or assign the Leased Premises except on the following terms and conditions:

          (1) Such subletting or assignment shall not relieve the Lessee from its duty to perform fully all of the agreements, covenants and conditions set forth in this Lease or any guarantor from the obligations of any guaranty executed and delivered in connection with this Lease.

          (2) The Lessee shall first obtain the Lessor's written consent to the subletting or assignment in each instance. Tenant, however, may assign interest or sublet premises to any entity which controls, is controlled by, or is under common control with tenant with notice to landlord, but without landlord's consent.

          (3) The Lessee shall provide the name of the proposed sublessee or assignee, the term and conditions of the proposed subletting or assignment, the nature and character of the business of the proposed sublessee or assignee, and banking, financial and other credit information relating to the proposed sublessee reasonably sufficient to enable Lessor to determine the financial responsibility of said proposed sublessee or assignee.

          (4) Upon the receipt of such request from Lessee, Lessor shall have an option, to be exercised in writing within forty-five (45) days thereafter, to terminate this Lease effective on a date (the "Termination Date") set forth in Lessors notice of termination, which shall not be less than thirty (30) days nor more than one hundred twenty (120) days following the service upon Lessee of Lessor's notice of termination.

          (5) In the event Lessor shall exercise such option to terminate this Lease, this Lease shall expire on the termination date as if that date has been originally fixed as the expiration date of the term herein granted and Lessee shall surrender possession of the entire Leased Premises on the termination date in accordance with the provisions of this Lease.

     (B) If Lessor shall not exercise its option within the period aforesaid, then Lessor's consent to such request shall not be arbitrarily withheld but will be given only on the following conditions, which conditions are hereby acknowledged by Lessee to be reasonable and proper:

          (1) That the subletting or assignment is for the entire Leased Premises only;

          (2) That the subletting or assignment shall be to a sublessee whose occupancy will be in keeping with the dignity and character of the then use and occupancy of the Building by other lessees and whose occupancy will not be more objectionable or more hazardous than that of Lessee herein. In no event shall any subletting or assignment be permitted to a school of any kind or an employment or placement agency; or governmental or quasi-governmental agency;

          (3) That the subletting or assignment shall not be to any lessee, sublessee or assignee of any leased space in the Building;

          (4) That the subletting or assignment shall not be at a lower rental rate than that being charged by Lessor at the time for similar space in the Building;

          (5) That the sublease or assignment will expressly prohibit assignment of the Lease or further subletting by the sublessee without Lessor's written consent.

          (6) If this Lease shall be assigned, or if the Leased Premises or any part thereof, be sublet or occupied by any person or persons other than Lessee, Lessor may, after default by Lessee, collect Fixed Rent and/or Additional Rent from the assignee, subtenant or occupant, and apply the net amount collected to the Fixed Rent and/or Additional Rent herein reserved, but no such assignment, subletting, occupancy or collection of Fixed Rent and Additional Rent shall be deemed a waiver of the covenants contained in this Lease, nor shall it be deemed acceptance of the assignee, subtenant or occupant as a tenant or a release of Lessee from the full performance by Lessee of all of the terms, conditions and covenants of this Lease.

19.  RECORDATION:  Lessee and Lessor agree that they will not record this Lease
     -----------
nor any memorandum thereof.

20.  SURRENDER AND WAIVERS:  When this Lease shall terminate in accordance with
     ---------------------
the terms hereof, Lessee shall quietly and peaceably deliver up possession to Lessor without notice from Lessor other than as may be specifically required by any provision of this Lease. Lessee expressly waives the benefit of all laws now or hereafter in force requiring notice from Lessor with respect to termination. Lessee shall deliver up on of the Leased Premises in as good order, repair, and condition as the same were in at the beginning of the term of this Lease, except for reasonable wear and tear. The cost of repairing any damage to the Leased Premises arising from the removal of Lessee's property, shall be paid by Lessee. Lessee's obligation to observe or perform this provision shall survive the expiration or other termination of the term of this Lease. All personal property of Lessee not removed by it shall be deemed abandoned.

     The Lessee, for itself and on behalf of any person claiming through or under it, including creditors of all kinds, does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future law to redeem the Leased Premises or to have a continuance of this Lease for the term thereof after being dispossessed or ejected therefrom by process of law or under the provisions of this Lease or after any termination of this Lease as herein provided. Lessee also waives the provisions of any law relating to notice or delay in levy of execution in case of an eviction or dispossession of Lessee for non-payment of Fixed Rent and/or Additional Rent or of any other law of like import now or hereafter in effect.

     Lessee shall not interpose any counterclaim or claim of set-off of any nature or description whatsoever in any action or summary proceeding for the non-payment of the Fixed Rent or Additional Rent.

     Except for an action, proceeding or counterclaim brought by either Lessor or Lessee against the other for personal injury or property damage, Lessor and Lessee hereby waive trial by jury in any action or proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee, or Lessee's use or occupancy of the Leased Premises, including any emergency or other statutory remedy with respect thereto.

21.  NOTICE:  Any notice or demand required by the provisions of this Lease to
     ------
be given to Lessor shall be deemed to have been given adequately if sent by Certified Mail, Return Receipt Requested, to Lessor at the following address:

               Albany Ventures, Inc.
               c/o Galesi Management Corporation
               100 State Street
               Albany, NY  12207

     Any notice or demand required by the provisions of this Lease to be given to Lessee shall be deemed to have been given adequately if sent by Certified Mail, Return Receipt Requested, to Lessee at the following address:

               Community Networks
               205 South Salina Street
               Syracuse, NY  13202

or to such other address as Lessee may hereafter designate by notice to Lessor. Notice shall be deemed given when the same is received by the addressee.

22.  BROKERAGE:  Lessee hereby warrants and represents that Equis of New York
     ---------
has been used in connection with this Lease. Lessor agrees that it will pay the commission of said broker pursuant to a separate brokerage agreement.

23.  ENTIRE AGREEMENT:  The whole and entire agreement of the parties is set
     ----------------
forth in this Lease and the parties are not bound by any agreements, understandings or conditions otherwise than as expressly set forth and stipulated hereunder.

24.  CHANGES, MODIFICATIONS OR AMENDMENTS:  This Lease may not be changed,
     ------------------------------------
modified, discharged or terminated orally or in any other manner than by an agreement signed by the parties hereto or their respective successors and assigns.

25.  SEVERABILITY:  If any provision of this Lease or its application to any
     ------------
situation, shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application thereof to situations other than that as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

26.  COVENANTS TO BIND RESPECTIVE PARTIES:  The covenants, agreements,
     ------------------------------------
conditions and provisions of this Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, distributees, executors, administrators, successors and permitted assigns, except that no assignment or subletting in violation of the provisions of paragraph 18 shall operate to vest any rights in any successor assignee or subtenant.

27.  BUILDING NAME:  The Lessor, for itself and its successors and assigns
     -------------
reserves the right to change the name of the Building, now generally known as the 100 State Street Building, or the address of the Building or to designate additional addresses therefor, on notice to Lessee.

28.  CERTIFICATE:  Lessee agreed, at any time and from time to time, upon not
     -----------
less than ten (10) days prior request by Lessor to execute, acknowledge and deliver a statement in writing certifying that this Lease is unmodified and is in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the commencement date of this Lease, or any other existing status of the Lease, and the dates to which the rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser or mortgagee of the Building.

29.  LESSEE'S REPRESENTATIONS:  Lessee represents to Lessor that it has made a
     ------------------------
thorough examination and inspection of the Leased Premises and is familiar with the condition of every part thereof. Lessee agrees that it enters into this Lease without any representations or warranties by Lessor or any of its agents, representatives, employees or servants or by any other person as to the condition of the Leased Premises, and Lessee agrees to accept the Leased Premises on the Commencement Date "as is" in its then condition, without any alterations, improvements, repairs or decorations to be made by Lessor, except as hereinabove otherwise provided.

30.  LESSEE'S REMEDIES:  Lessee shall look only to Lessor's estate and property
     -----------------
in the Building (or the proceeds thereof) for the satisfaction of Lessee's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Lessor in the event of any default by Lessor hereunder, and no other property or assets of Lessor or its partners or principals, disclosed or undisclosed, shall be subject to levy, execution, or other enforcement procedure for the satisfaction of Lessee's remedies under or with respect to this Lease, the relationship of Lessor and Lessee hereunder or Lessee's use and occupancy of the Leased Premises.

31.  SECURITY:  Lessee has deposited with Lessor the sum of $______0______ as
     --------
security for the full and faithful performance and observance by Lessee of Lessee's obligations under this Lease. If

Lessee defaults in the full and prompt payment and performance of any of Lessee's obligations under this Lease including, without limitation, the payment of Fixed Rent and Additional Rent, Lessor may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Fixed Rent and Additional Rent or any other sum as to which Lessee is in default or for any sum which Lessor, may expend or may be required to expend by reason of Lessee's defaults. If Lessor shall so use, apply or retain the whole or any part of the security, Lessee shall, upon demand, immediately deposit with Lessor a sum equal to the amount so used, applied or retained, as security as aforesaid. If Lessee shall fully and faithfully comply with all of Lessee's obligations under this Lease, the security or any balance thereof shall be returned to Lessee upon the termination of the Lease and after delivery to the Lessor of entire possession of the Leased Premises. In the event of any sale of Lessor's interest in the Building, Lessor shall have the fight to transfer the security to the vendee and Lessor shall thereupon be released by Lessee from all liability for the return of such security. The security deposit shall be deposited by Lessor in an interest bearing account and interest earned by the security is for the account of Lessee, unless Lessor retains the entire security deposit.

32.   GOVERNING LAW:  The terms and conditions of this Lease shall be construed
      -------------
and interpreted under the laws of the State of New York.

33.   RELOCATION CLAUSE:  Lessor shall have the right upon forty-five (45) days
      -----------------
written notice to relocate Lessee to similar space, in size and type, with in the Building. Notice to relocate shall be in writing and does not require Lessee's written approval. Relocation costs shall be borne by the Lessor and all terms and covenants of this Lease shall remain in full effect. In the event that Lessor shall request that Lessee relocate during the last six (6) months of the term of this Lease, then, provided Lessee is not then in default under this Lease at the time that the relocation notice is given, Lessee shall have the option, exercisable notice given within five (5) days of the date that Lessee receives Lessor's relocation notice of terminating this Lease effective as of the date specified in Lessor's notice of relocation the date that relocation is to occur.

33.A. EXPANSION OF LEASED PREMISES.  If Lessor receives a bona fide inquiry to
      ----------------------------
show space at Suite 130 ("Expansion Premises"), it shall promptly notify Lessee of such fact and Lessee shall have forty-eight (48) hours within which to inform Lessor that Lessee desires to enter into negotiations to lease the Expansion Premises. Lessor and Lessee agree to negotiate in good faith an acceptable rental rate and other terms for the Expansion Space. If Lessee shall not inform Lessor of its desire to negotiate within such forty-eight (48) hour period or if Lessee cannot agree on terms within five (5) business days, Lessor may be free to negotiate a lease with the bonafide third party.


                          - signature page to follow -

     IN WITNESS WHEREOF, Lessor and Lessee have caused these presents to be executed by their duly authorized officers as of the day and year first above written.


                                  ALBANY VENTURES, INC., LESSOR


                                  By:__________________________
                                  Name:

                                  Title:



                                  COMMUNITY NETWORKS, LESSEE

                                  By:__________________________
                                  Name:

                                  Title:



                                   PLEASE NOTARIZE ON PAGE 15.

NOTARY FOR LESSOR:
-----------------


STATE OF NEW YORK

COUNTY OF __________

          On the__________ day of _____________ in the year __________, before me, the undersigned, a notary public in and for said state, personally appeared ___________________; the person known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacities and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.


                             --------------------
                              Notary Public



NOTARY FOR LESSEE:
-----------------


STATE OF NEW YORK

COUNTY OF __________

          On the__________ day of ______________ in the year __________, before me, the undersigned, a notary public in and for said state, personally appeared ___________________; the person known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacities and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.


                             --------------------
                              Notary Public

                                   EXHIBIT A
                                   ---------

                                RENTAL SCHEDULE
                                ---------------



1976 rentable square feet-100 State Street, Suite 140
----                                              ---


Tenant:                                            Community Networks


Contact:                                           Scott Matukas

Lease Term:                                        Twenty four (24) months

Lease Commencement Date:                           October 1, 1998

Lease Rate: October 1, 1998 - October 31, 1998     Free Rent
            November 1, 1998 - October 31, 2000          $31,616.00/annum
$2,634.66/mo.

Special Provisions:

     After 18 months of paid rent, tenant can exercise the option to leave by paying (1) one months rent penalty and the balance of the commission to broker.

                                   EXHIBIT C
                                   ---------

                                  WORK LETTER
                                  -----------



1.   Construct 20' 5" wall to make separate conference room.
2.   Resurface all existing walls and paint.
3.   Install 26 oz. carpet to the floor.  Landlord to select colors.
4.   Install electrical outlets.
5.   Install 6 panel painted masonite door.
6.   Remove dumb waiter and patch.

                                   EXHIBIT D
                                   ---------

                             RULES AND REGULATIONS
                             ---------------------

     1. The sidewalks, entrances, passages, courts or halls shall not be obstructed by Lessee or used for any purpose other than ingress and egress to and from the demised premises. Nothing shall be thrown out of windows or doors or down passages of building.

     2. Movement of goods in or out of the premises and building shall only be effected through the rear entrance. No hand trucks, carts, etc., shall be used in the building unless equipped with rubber tires and side guards.

     3. The skylights, windows, and doors that reflect or admit light and air into the halls, or other public places in the building shall not be covered or obstructed by Lessee, nor shall anything be placed on the window sills.

     4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Lessee who, or whose employees, agents, visitors or licensees, shall have caused the same.

     5. No Lessee shall make, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of the Lessor, and as the Lessor may direct.

     6. No Lessee shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring premises or buildings.

     7. No Lessee or any of Lessee's employees, agents or visitors or licensees, shall bring or keep upon the demised premises any inflammable, combustible or explosive fluid, chemical or substance, other than those used in the normal course of business, or allow any unusual or objectionable odors to be produced upon the demised premises, or permit animals or birds to be brought or kept on the premises.

     8. No machine may be operated on the premises without the written consent of the Lessor, except for normal business machines. Machinery shall be placed in approved settings to absorb or prevent any noise or annoyance.

     9. No Lessee shall place a load upon any floor of the building exceeding the floor load per square foot area which such floor was designed to carry, and all floor loads shall be evenly distributed. All removals or deliveries of any safes, freight, furniture or bulky matter of any description must take place during the hours which the Lessor or Lessor's agent may determine from time to time. The Lessor reserves the right to prescribe the weight and position of all safes, which must be placed so as to distribute the weight. The Lessor reserves the fight to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of the Rules and Regulations.

     10. Canvassing, soliciting and peddling in the building are prohibited and each Lessee shall cooperate to prevent the same.

     11. No air conditioning unit or system, portable electric heater or similar apparatus shall be installed or used by any Lessee without the written consent of the Lessor.

     12. Unless specifically designated within the building by the Lessor, the building, Leased Premises and common areas have been designated by Lessor as non-smoking areas. No smoking will be permitted in the building, unless Lessor has designated a specific smoking area.

     13. Lessee shall not permit its employees, agents, visitors or licensees to loiter within the building or on the adjoining sidewalks.

     14. Lessor reserves the right to change, amend or otherwise revise the Building Standard rules and regulations as Lessor deems reasonable and necessary.

                                   EXHIBIT E
                                   ---------

                               GUARANTY OF LEASE
                               -----------------



     In order to induce ALBANY VENTURES, INC., a New York corporation, as Lessor, to enter into the attached lease dated as of August __, 1998 (the "Lease") _______________ as Lessee, the undersigned _____________________, having an address of ____________________ ("Guarantor") hereby guarantees to
Lessor:

     (a) full payment when due of all sums payable by Lessee to Lessor under the lease and

     (b) the full and prompt performance and observance of all of the terms, covenants, conditions and agreements provided in the lease to be performed and observed by Lessee, including the "Rules and Regulations" as therein provided, without requiring any notice of nonpayment, nonperformance or nonobservance, or notice or demand whereby to charge the Guarantor therefor, all of which the Guarantor hereby expressly waives.

     This guaranty constitutes the unconditional, direct and primary obligation of the Guarantor, and shall be enforceable regardless of whether any steps shall have been taken to enforce any rights against Lessee and regardless of any other condition or contingency. Guarantor consents that Lessor may do or omit from doing any or all of the following and the obligations of the Guarantor hereunder shall not be terminated or impaired by reason thereof:

     (i) the assertion by Lessor against Lessee of any of the rights or remedies reserved by Lessor pursuant to the lease;

     (ii) the extension of the time for payment or performance on the part of Lessee of any agreement or condition under the lease;

     (iii) the supplementing, modification or amendment of the lease by the parties thereto;

     (iv) any failure, omission or delay on the part of Lessor to enforce, assert or exercise any right or remedy conferred on Lessor under the lease; and

     (v) the voluntary or involuntary liquidation, dissolution, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, or any similar proceeding affecting Guarantor or Lessee or any of their assets. Guarantor hereby waives notice of acceptance of this Guaranty and the right of trial by jury and the right to interpose a counterclaim in any litigation arising out of or in connection with this Guaranty.

    Guarantor represents and warrants that he/she is fully authorized to enter into this Guaranty and that Guarantor has a financial interest in the Lessee.

    This Guaranty shall bind the legal representatives, successors and assigns of the Guarantor and shall inure to the benefit of the Lessor, its successors and assigns and shall be construed for all purposes in accordance with the laws of the State of New York.



Dated:  ____________________________
Year of ____________________________
_________________, _________________
City                    State


                                              By:    ________________________
                                              Name:  ________________________
                                              Title: ________________________


ATTEST:


_______________________